As filed with the Commission on October 23, 2018

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 15, 2018

UNIVERSAL RESOURCES

 (Name of registrant as specified in its Charter)

NEVADA	000-30520	98-0532725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

433 North Camden Drive,4th and 6th Floors, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

(310)691-2470

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

(a) On October 15, 2018, UNIVERSAL RESOURCES, (the “Registrant” or the “Company”) and FRUCI & ASSOCIATES, II, PLLC (“Fruci”) ceased their client-auditor relationship.  Fruci was appointed the Company’s auditors on July 25, 2018 and never rendered a Report on the Company’s financial statements for the year ended March 31, 2013 or otherwise.

From July 25, 2018, until October 15, 2018, the Company has not had any disagreements with Fruci on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Fruci’s satisfaction, would have caused them to make reference thereto in their report on the Company’s financial statements for such period.

From July 15, 2017, until October 15, 2018, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Fruci with a copy of this disclosure set forth under this Item 4.01 and was requested to furnish a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the above statements.

A copy of the letter from Fruci is attached hereto as Exhibit 16.1

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable

(d)	Exhibits

              16.1 Auditor’s letter pursuant to Section 4.01. hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL RESOURCES

Dated: October 23, 2018	By:	/s/ Mikael Lundgren
Name: Mikael Lundgren
Title: Chief Executive Officer